Exhibit 1.2

AMENDMENT NO. 1 TO SALES AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) dated as of November 27, 2023 (the “Effective Date”) to the Sales Agreement (as defined below) is by and among Realty Income Corporation, a Maryland corporation (the “Company”), and the Agents, Forward Sellers and Forward Purchasers (as such terms are defined in the Sales Agreement) named on the signature pages hereof.

WHEREAS, the parties to this Amendment are parties to the Sales Agreement dated August 4, 2023 (the “Sales Agreement”);

WHEREAS, (i) Credit Suisse Securities (USA) LLC, in its capacity as an Agent and Forward Seller under the Sales Agreement, and (ii) Credit Suisse Capital LLC, in its capacity as a Forward Purchaser under the Sales Agreement, have terminated the Sales Agreement as to itself, subject to the survival of certain terms and provisions of the Sales Agreement pursuant to the Sales Agreement;

WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of October 29, 2023, as amended and supplemented, if applicable, from time to time (the “Acquisition Agreement,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented, if applicable, from time to time) with Saints MD Subsidiary, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), and Spirit Realty Capital, Inc., a Maryland corporation (“Spirit”);

WHEREAS, it is contemplated that, pursuant to and subject to the terms and conditions of the Acquisition Agreement, Spirit will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Acquisition”); and

WHEREAS, the parties hereto desire to amend the Sales Agreement in light of the contemplated Acquisition.

NOW, THEREFORE, in consideration of covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto agree as follows:

Section 1. Certain Definitions. As used in this Amendment (as defined above), the term “Agreement” shall mean the Sales Agreement (as defined above), as amended by this Amendment; and all other capitalized terms used in this Amendment but not defined herein shall have the respective meanings ascribed thereto in the Sales Agreement.

Section 2. Amendments to Sales Agreement. The Sales Agreement shall be amended as follows, such amendments to be effective as of the Effective Date:

(i)          The following paragraph shall be added to the Sales Agreement as a new paragraph immediately prior to Section 1 of the Sales Agreement:

“The Company has entered into an Agreement and Plan of Merger dated as of October 29, 2023, as amended and supplemented, if applicable, from time to time (the “Acquisition Agreement,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented, if applicable, from time to time) with Saints MD Subsidiary, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), and Spirit Realty Capital, Inc., a Maryland corporation (“Spirit” or the “Acquired Company”). It is contemplated that, pursuant to the Acquisition Agreement, Spirit will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Acquisition”). The date upon which the Acquisition becomes effective is hereinafter called the “Acquisition Date” and, if the Acquisition Agreement is terminated without the Acquisition having become effective, the date of such termination is hereinafter called the “Termination Date”.”

(ii)          Section 1(a)(xi) of the Sales Agreement is hereby deleted and replaced in its entirety with the following:

“(xi) Capitalization. The authorized stock of the Company and the issued and outstanding stock of the Company are as set forth in the Registration Statement and the Prospectus or, if more recent, in the line items “Preferred stock and paid in capital” (if any) and “Common stock and paid in capital” (or any similar line items) set forth in the consolidated balance sheet contained in the Company’s most recent Annual Report on Form 10-K or, if more recent, the Company’s most recent Quarterly Report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Commission (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to any Confirmations, pursuant to the Prior Agreement (as defined in Section 18 of this Agreement), pursuant to any Confirmations (as such term is defined in the Prior Agreement) under the Prior Agreement, pursuant to any underwritten public offerings, pursuant to employee benefit plans referred to in the General Disclosure Package and the Prospectus (including any exercise of equity awards pursuant thereto), pursuant to the dividend reinvestment and stock purchase plan referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of options referred to in the General Disclosure Package and the Prospectus). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock other than Common Stock issuable pursuant to equity awards issued under the Company’s employee benefit plans referred to in the General Disclosure Package and the Prospectus, subsequent issuances, if any, pursuant to the Acquisition Agreement, and, unless the Company shall have otherwise notified the Agents, the Forward Sellers and the Forward Purchasers in writing, up to 2,000,000 shares of Common Stock that may be issued upon the exchange of certain limited partnership interests in Realty Income, L.P., a Maryland limited partnership (“RI LP”).”

(iii)          Section 1(a)(xxii) of the Sales Agreement is hereby deleted and replaced in its entirety with the following:

“(xxii) Partnership Agreements. Each of the material partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.”

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(iv)         Section 1(a) of the Sales Agreement is hereby amended by adding the following paragraphs immediately following Section 1(a)(xli):

“(xlii)      Financial Statements of Acquired Company. To the knowledge of the Company, the consolidated financial statements of the Acquired Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Acquired Company and its subsidiaries at the dates indicated and the consolidated income, stockholders’ equity and cash flows of the Acquired Company and its subsidiaries for the periods specified; except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus, said consolidated financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except where any such failure to conform or be consistent would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Acquired Company, considered as one enterprise.”

“(xliii)      No Material Adverse Change in Business of Acquired Company. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, to the knowledge of the Company, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Acquired Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.”

“(xliv)      Statistical and Other Data. All (A) statistical and market-related data and (B) data (including financial information), in each case, with respect to the Acquired Company or any of its subsidiaries included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from sources the Company reasonably believes to be reliable and accurate in all material respects.”

“(xlv)      Absence of Defaults and Conflicts as Result of Acquisition. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; and the Acquisition and compliance by the Company with its obligations under the Acquisition Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Agreement or Instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree.”

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“(xlvi)      Acquired Company Representations and Warranties. To the knowledge of the Company, all of the representations and warranties made by the Acquired Company in the Acquisition Agreement are true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or similar limitation as set forth therein), except that any representations and warranties that expressly speak as of a particular date were true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or similar limitation as set forth therein) as of such particular date, except in each case where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect assuming the consummation of the transactions contemplated by the Acquisition Agreement.”

“In the case of the representations and warranties set forth in this Section 1(a) made by the Company on any Representation Date, Applicable Time, Settlement Date or Trade Date occurring after the Acquisition Date or the Termination Date, as the case may be, the representations and warranties set forth in Section 1(a)(xliii) above shall be deemed to have been made as of the Acquisition Date or the Termination Date, as the case may be, rather than as of such Representation Date, Applicable Time, Settlement Date or Trade Date. In addition, notwithstanding anything to the contrary in this Agreement, after the first to occur of the Acquisition Date or the Termination Date, Sections 1(a)(xlv) and 1(a)(xlvi) shall be deemed to have been deleted from this Section 1(a) and the representations and warranties set forth in Sections 1(a)(xlv) and 1(a)(xlvi) shall no longer be made, or be required to be made, by the Company on any Representation Date, Applicable Time, Settlement Date or Trade Date falling on or after the first to occur of the Acquisition Date or the Termination Date, as applicable; provided that the foregoing provisions of this sentence shall not affect any representations or warranties made pursuant to Sections 1(a)(xlv) or 1(a)(xlvi) at any time prior to the first to occur of the Acquisition Date or the Termination Date, as the case may be.”

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(v)          Section 3(w) of the Sales Agreement is hereby deleted and replaced in its entirety with the following:

“(w)      Delivery of Future Accountants’ Letters for Acquired Assets. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will cause the applicable independent accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents, Forward Sellers and Forward Purchasers, as the case may be, a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, Forward Sellers and Forward Purchasers, as the case may be, of the same tenor as the letter referred to in Section 5(j) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this Section 3(w), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. Without limitation of the foregoing provisions of this Section 3(w), the Company agrees to comply with such provisions in connection with the proposed Acquisition and the financial statements and other financial data of the Acquired Company and the related pro forma financial statements, in each case that are included in the Registration Statement, the General Disclosure Package or the Prospectus; provided that, if the Termination Date shall occur, the provisions of this Section 3(w) shall automatically cease to be applicable with respect to the financial statements and other financial data of the Acquired Company and such related pro forma financial statements.”

(vi)         Section 5(j) of the Sales Agreement is hereby amended by adding the following sentence at the end of such Section 5(j):

“Without limitation to the foregoing provisions of this Section 5(j), the Company agrees to comply with such provisions in connection with the proposed Acquisition and the financial statements of the Acquired Company and the related pro forma financial statements (including delivery of a comfort letter and appropriate consent from the Acquired Company’s independent public accounting firm), in each case that are included in the Registration Statement, the General Disclosure Package or the Prospectus.”

(vii)       All references in the Sales Agreement to “Credit Suisse Securities (USA) LLC” and “Credit Suisse Capital LLC” (which entities have elected to terminate the Sales Agreement as to themselves), including their respective names and addresses appearing on pages 1 and 2 of the Sales Agreement, their respective names and addresses for notice appearing in Section 10 of the Sales Agreement and their respective names and signatures appearing on the signature pages of the Sales Agreement, shall be deleted, effective as of November 24, 2023, and effective as of November 24, 2023, neither Credit Suisse Securities (USA) LLC nor Credit Suisse Capital LLC shall be an Agent, Forward Seller or Forward Purchaser under the Sales Agreement.

Section 3. Sales Agreement. The Sales Agreement is hereby ratified and confirmed in all respects and, except as amended hereby, shall remain in full force and effect.

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Section 4. Parties. This Amendment shall inure to the benefit of and be binding upon the Agents, including any substitute Agents pursuant to Section 9 of the Sales Agreement, the Forward Sellers, the Forward Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Amendment is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers, the Forward Purchasers, the Company and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Amendment or any provision herein contained. This Amendment and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Sellers, the Forward Purchasers, the Company and their respective successors and for the benefit of no other person, firm or corporation.

Section 5. Trial by Jury. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

Section 6. GOVERNING LAW AND TIME. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

Section 7. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The words “executed,” “execution,” “signed,” “signature,” and words of like import in this Amendment or in any instruments, agreements, certificates, notices or other documents entered into or delivered pursuant to or in connection with this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign) and, without limitation to the foregoing, this Amendment and any other amendments or supplements to the Sales Agreement or any certificates or other documents delivered pursuant to the Agreement, as the same may be further amended or supplemented from time to time, may be executed and delivered by the parties by any of the foregoing means. The use of electronic means of transmittal and delivery, electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above:

Realty Income Corporation

By:	/s/ Jonathan Pong
Name: Jonathan Pong
Title: Senior Vice President and Head of Corporate Finance

[Signature Page to the Amendment No. 1 to Sales Agreement]

Accepted as of the date hereof:

Robert W. Baird & Co. Incorporated,
As Agent, as Forward Seller
and as Forward Purchaser

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Barclays Capital Inc.,
As Agent and as Forward Seller

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

Barclays Bank PLC,
As Forward Purchaser

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

BMO Capital Markets Corp.,
As Agent and as Forward Seller

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

Bank of Montreal,
As Forward Purchaser

By:	/s/ Pashmin Sethi
Name: Pashmin Sethi
Title: Manager

[Signature Page to the Amendment No. 1 to Sales Agreement]

BNP Paribas Securities Corp.,
As Agent and as Forward Seller

By:	/s/ Stephan Nawrocki
Name: Stephan Nawrocki
Title: Managing Director

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

BNP Paribas,
As Forward Purchaser

By:	/s/ Stephan Nawrocki
Name: Stephan Nawrocki
Title: Managing Director

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

BNY Mellon Capital Markets, LLC,
As Agent and as Forward Seller

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

By:	/s/ JC Mas
Name: JC Mas
Title: Managing Director

The Bank of New York Mellon,
As Forward Purchaser

By:	/s/ Robert Lynch
Name: Robert Lynch
Title: Managing Director

By:	/s/ JC Mas
Name: JC Mas
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

BofA Securities, Inc.,
As Agent and as Forward Seller

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

Bank of America, N.A.,
As Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

BTIG, LLC,
As Agent

By:	/s/ JT Herman
Name: JT Herman
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Citigroup Global Markets Inc.,
As Agent and as Forward Seller

By:	/s/ Kelly O'Brien
Name: Kelly O'Brien
Title: VP

Citibank, N.A.,
As Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

[Signature Page to the Amendment No. 1 to Sales Agreement]

Citizens JMP Securities, LLC,
As Agent

By:	/s/ Ryan Abbe
Name: Ryan Abbe
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Goldman Sachs & Co. LLC,
As Agent, as Forward Seller
and as Forward Purchaser

By:	/s/ Daniel M. Young
Name: Daniel M. Young
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Jefferies LLC,
As Agent, as Forward Seller
and as Forward Purchaser

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

J.P. Morgan Securities LLC,
As Agent and as Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMorgan Chase Bank, National Association,
As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Mizuho Securities USA LLC,
As Agent and as Forward Seller

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Mizuho Markets Americas LLC,
As Forward Purchaser

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

[Signature Page to the Amendment No. 1 to Sales Agreement]

Morgan Stanley & Co. LLC,
As Agent, as Forward Seller
and as Forward Purchaser

By:	/s/ Andre Y. D. Schorm
Name: Andre Y. D. Schorm
Title: Vice President

[Signature Page to the Amendment No. 1 to Sales Agreement]

Nomura Securities International, Inc.,
As Forward Seller

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

Nomura Global Financial Products, Inc.,
As Forward Purchaser

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

[Signature Page to the Amendment No. 1 to Sales Agreement]

RBC Capital Markets, LLC,
As Agent and as Forward Seller

By:	/s/ Jim Cronin
Name: Jim Cronin
Title: Managing Director

The Royal Bank of Canada,
By: RBC Capital Markets, LLC,
As Forward Purchaser

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Regions Securities LLC,
As Agent and as Forward Seller

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

Regions Securities LLC,
As Forward Purchaser

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

[Signature Page to the Amendment No. 1 to Sales Agreement]

Scotia Capital (USA) Inc.,
As Agent and as Forward Seller

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

The Bank of Nova Scotia,
As Forward Purchaser

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Stifel, Nicolaus & Company, Incorporated,
As Agent, as Forward Seller and as Forward Purchaser

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

TD Securities (USA) LLC,
As Agent and as Forward Seller

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

The Toronto-Dominion Bank,
As Forward Purchaser

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Truist Securities, Inc.,
As Agent and as Forward Seller

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

Truist Bank,
As Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

UBS Securities LLC,
As Agent and as Forward Seller

By:	/s/ Pedro Bollman
Name: Pedro Bollman
Title: Executive Director

By:	/s/ Matthew Neuber
Name: Matthew Neuber
Title: Associate Director

UBS AG London Branch,
As Forward Purchaser

By:	/s/ Steve Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Matthew Dejana
Name: Matthew Dejana
Title: Executive Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Wells Fargo Securities, LLC,
As Agent and as Forward Seller

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Wells Fargo Bank, National Association,
As Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]